Exhibit 23.2





                        CONSENT OF INDEPENDENT ACCOUNTANT

         I consent to the inclusion in this registration statement on Form S-11 of my report dated March 21, 1997 on my audit of the consolidated financial statements Premium Finance Company of the V.I., Inc. and subsidiaries. I also consent to the reference to my firm under the caption "Experts".



                                                  /s/ Francisco E. Depusoir, CPA




St. Croix, U.S. Virgin Islands
September 5, 1997.